CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of
Castelle on Form S-8 (File No. 33-     ) of our report dated February 9, 1996
on our audits of the consolidated financial statements and financial statement schedules of Castelle as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993, which report is included in the Castelle Annual Report of Form 10-K.


/s/ Coopers & Lybrand, L.L.P.
Coopers & Lybrand, L.L.P.

San Jose, California
June 13, 1996


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